BIOCRYST PHARMACEUTICALS, INC.
2190 Parkway Lake Drive
Birmingham, AL 35244

NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD
MAY 17, 2001

To the Stockholders of BioCryst Pharmaceuticals, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of BioCryst Pharmaceuticals, Inc., a Delaware corporation, will be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama on Thursday, May 17, 2001 at 3:00 p.m., Central Daylight Time, for the following purposes:

1.	To elect three (3) directors to serve for a term of three years and until their successors are duly elected and shall be qualified.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 20, 2001 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting or any adjournment thereof. The meeting may be adjourned from time to time without notice other than announcement at the meeting, and any business for which notice of the meeting is hereby given may be transacted at any such adjournment. A list of the stockholders entitled to vote at the meeting will be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting at the principal executive offices of the Company in Birmingham, Alabama.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 is enclosed, but is not deemed to be part of the official proxy soliciting materials. Stockholders failing to receive a copy of the Annual Report may obtain one by writing to the Secretary of the Company at the address stated above.

Please review carefully the accompanying Proxy and Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS John A. Montgomery, Ph.D., Secretary

Birmingham, Alabama
April 4, 2001

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY DATE, SIGN AND RETURN THE ENCLOSED PROXY. A POSTAGE PREPAID ENVELOPE IS PROVIDED FOR MAILING. A PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT. IF YOU ATTEND THE MEETING, YOUR PROXY WILL NOT BE COUNTED WITH RESPECT TO ANY MATTER UPON WHICH YOU VOTE IN PERSON.

BIOCRYST PHARMACEUTICALS, INC.
2190 Parkway Lake Drive
Birmingham, AL 35244

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of BioCryst Pharmaceuticals, Inc. (the “Company”) for the Annual Meeting of Stockholders of the Company to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama on Thursday, May 17, 2001 at 3:00 p.m., Central Daylight Time, and any adjournment thereof (the “Meeting”) and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the voting thereof, by giving written notice to the Company or by voting in person at the Meeting. All valid, unrevoked proxies will be voted as directed. In the absence of any contrary directions, proxies received by the Board will be voted FOR the election of all nominees for director of the Company and, with respect to such other matters as may properly come before the Meeting, in the discretion of the appointed proxies.

Only holders of record of the Company’s common stock (the “Common Stock”) as of the close of business on March 20, 2001 (the “Stockholders”) will be entitled to notice of and to vote at the Meeting. At March 20, 2001, there were 17,539,960 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters on which Stockholders may vote. There is no cumulative voting in the election of directors. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Meeting. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Meeting for purposes of determining the presence of a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by “broker non-votes”(i.e., shares of Common Stock held in record name by brokers or nominees as to which a proxy is received and (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary power and (iii) the record holder had indicated that it does not have authority to vote such shares on that matter) generally will be treated as present for purposes of determining the presence of a quorum but as described below, such broker non-votes will not have any effect upon the election of directors at the Meeting.

The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Meeting is necessary to elect the nominees for directors named in the Proxy Statement. Accordingly, abstentions and broker non-votes with respect to the election of directors will have no effect upon the election of directors at the Meeting.

The proxy solicitation is being made primarily by mail, although proxies may be solicited by personal interview, telephone, telegraph or letter. The Company will pay the cost of this solicitation, including the reasonable charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of the Common Stock. This Proxy Statement and the accompanying form of proxy card are first being mailed to Stockholders on or about April 4, 2001.

1.	ELECTION OF DIRECTORS

The Certificate of Incorporation of the Company provides that the number of directors shall be determined by resolution of the Board but shall consist of not less than six (6) nor more than twelve (12) members. The Board has by resolution established the number of directors of the Company at nine (9). It is proposed to elect three (3) directors to serve until the annual meeting of stockholders in 2004, and until their successors have been duly elected and qualified. Proxies cannot be voted for more than three persons. It is intended that shares represented by the Board’s proxies will be voted FOR the election of the three persons listed for terms expiring in 2004:

Name	Age	Position(s) with the Company	Served as Director Since
NOMINEES FOR TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2004
Charles E. Bugg, Ph.D.	59	Chairman, Chief Executive Officer and Director	1993
John A. Montgomery, Ph.D.	76	Senior Vice President, Secretary, Chief Scientific Officer and Director	1989
Edwin A. Gee, Ph.D.	81	Director	1993

The following persons shall continue to serve as Directors for the terms indicated:

DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2002
William W. Featheringill	58	Director	1995
Joseph H. Sherrill, Jr	60	Director	1995
William M. Spencer, III	80	Director	1986

DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2003
J. Claude Bennett, M.D.	67	President, Chief Operating Officer and Director	1997
Zola P. Horovitz, Ph.D.	66	Director	1994
Randolph C. Steer, Ph.D.	51	Director	1993

Charles E. Bugg, Ph.D., was named Chairman of the Board, Chief Executive Officer and Director in November 1993 and President in January 1995. Dr. Bugg relinquished the position of President in December 1996 when Dr. Bennett joined the Company in that position. Prior to joining the Company, Dr. Bugg had served as the Director of the Center for Macromolecular Crystallography, Associate Director of the Comprehensive Cancer Center and Professor of Biochemistry at The University of Alabama at Birmingham (“UAB”) since 1975. He was a Founder of the Company and served as the Company’s first Chief Executive Officer from 1987-1988 while on a sabbatical from UAB. Dr. Bugg also served as Chairman of the Company’s Scientific Advisory Board from January 1986 to November 1993. He continues to hold the position of Professor Emeritus in Biochemistry and Molecular Genetics at UAB, a position he has held since January 1994.

John A. Montgomery, Ph.D., has been a Director since November 1989 and has been Secretary and Chief Scientific Officer since joining the Company in February 1990. He was Executive Vice President from February 1990 until May 1997, at which time he was named Senior Vice President. Dr. Montgomery was a Founder of BioCryst. Prior to joining the Company, Dr. Montgomery served as Senior Vice President of Southern Research Institute (“SRI”) of Birmingham from January 1981 to February 1990. He continues to hold the position of Distinguished Scientist at SRI, a position he has held since February 1990.

Edwin A. Gee, Ph.D., was elected a Director in August 1993. Dr. Gee, who retired in 1985 as Chairman of the Board and Chief Executive Officer of International Paper Company, has been active as an executive in biotechnology, pharmaceutical and specialty chemical companies since 1970. He is Chairman Emeritus and a director of OSI Pharmaceuticals, Inc., one of the leading biotechnology companies for the diagnosis and treatment of cancer.

J. Claude Bennett, M.D., was named President and Chief Operating Officer in December 1996 and elected a Director in January 1997. Prior to joining the Company, Dr. Bennett was President of The University of Alabama at Birmingham (“UAB”) from October 1993 to December 1996 and Professor and Chairman of the Department of Medicine of UAB from January 1982 to October 1993. Dr. Bennett served on the Company’s Scientific Advisory Board from 1989-96. He is co-editor of the Cecil Textbook of Medicine and former President of the Association of American Physicians. He is a member of the Scientific Advisory Committee of the Massachusetts General Hospital and continues to hold the position of Distinguished University Professor Emeritus at UAB, a position he has held since January 1997.

Zola P. Horovitz, Ph.D., was elected a Director in August 1994. Dr. Horovitz was Vice President of Business Development and Planning at Bristol-Myers Squibb from 1991 until his retirement in April 1994 and previously was Vice President of Licensing at the same company from 1990 to 1991. Prior to that he spent over 30 years with The Squibb Institute for Medical Research, most recently as Vice President Research, Planning, & Scientific Liaison. He has been an independent consultant in pharmaceutical sciences and business development since his retirement from Bristol-Myers Squibb in April 1994. He serves on the Boards of Directors of 3-Dimensional Pharmaceuticals, Inc., Avigen, Inc., Diacrin, Inc., Magainin Pharmaceuticals, Inc., Palatin Technologies, Inc., Paligent, Inc., Shire Pharmaceutical Corp. and Synaptic Pharmaceutical Corp.

Randolph C. Steer, M.D., Ph.D., was elected a Director in February 1993. Dr. Steer has been an independent pharmaceutical and biotechnology consultant since 1989, having a broad background in business development, medical marketing and regulatory affairs. He was formerly Chairman, President and CEO of Advanced Therapeutics Communications International, a leading drug regulatory group, and served as associate director of medical affairs at Marion Laboratories, and medical director at Ciba Consumer Pharmaceuticals. Dr. Steer serves on the Boards of Directors of Techne Corporation and several privately held companies.

William M. Spencer, III, has been a Director of the Company since its inception. Mr. Spencer, who is retired, is also a private investor in Birmingham, Alabama. He served as Chairman of the Board of the Company from its founding in 1986 until April 1992. He co-founded and operated Motion Industries from 1946 through its merger into Genuine Parts Company in 1976. He has founded several businesses, and has served on the Board of Directors of numerous private corporations.

William W. Featheringill was elected a Director in May 1995. Mr. Featheringill is Chairman and Chief Executive Officer, since June 1995, of Electronic Healthcare Systems, a software company, and President, Chief Executive Officer and director, since 1973, of Private Capital Corporation, a venture capital company. Mr. Featheringill was Chairman and Chief Executive Officer of MACESS Corporation, which designs and installs paperless data management systems for the managed care industry, from 1988 to November 1995. MACESS Corporation merged with Sungard Data Systems in late 1995. From 1985 to December 1994, Mr. Featheringill was the developer, Chairman and President of Complete Health Services, Inc., a health maintenance organization which grew, under his direction, to become one of the largest HMOs in the southeastern United States. Complete Health Services, Inc. was acquired by United HealthCare Corporation in June 1994.

Joseph H. Sherrill, Jr., was elected a Director in May 1995. Mr. Sherrill served as President of R. J. Reynolds ("RJR") Asia Pacific, based in Hong Kong, where he oversaw RJR operations across Asia, including licensing, joint ventures and a full line of operating companies from August 1989 to his retirement in October 1994. Prior management positions with RJR include Senior Vice President of Marketing for R.J. Reynolds International, President and Chief Executive Officer of R.J. Reynolds Tabacos de Brazil, and President and General Manager of R.J. Reynolds Puerto Rico. He serves on the Board of Directors of Piranha, Inc., an information technology corporation.

Should any nominee be unable or unwilling to accept election, it is expected that the proxies will vote for the election of such other person for the office of director as the Board may then recommend. The Board has no reason to believe that any of the persons named will be unable to serve or will decline to serve if elected.

Committees of the Board

The Company has an Audit Committee consisting of Messrs. Featheringill, Gee and Spencer, that is responsible for the review of internal accounting controls, financial reporting and related matters. The Audit Committee also recommends to the Board the independent accountants selected to be the Company’s auditors and reviews the audit plan, financial statements and audit results. The Audit Committee held one meeting in 2000. The Audit Committee members are “independent”directors as defined by NASDAQ listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A.

The Company has a Compensation Committee consisting of Messrs. Featheringill, Gee and Spencer. The Compensation Committee is responsible for the annual review of officer compensation and other incentive programs and is authorized to award options under the Company’s 1991 Stock Option Plan. The Compensation Committee held two meetings during 2000.

The Company has a Nominating Committee comprised of all outside directors with terms not expiring in the current year for which the Nominating Committee will be nominating persons for election or reelection as directors. The Nominating Committee held one meeting during 2000. The Nominating Committee will consider nominees recommended in writing, including biographical information and personal references, by stockholders to the same extent as nominees recommended by management. Nominations for 2001 must be received by the Nominating Committee by December 2, 2001.

During 2000, the Board held thirteen (13) meetings. Each member of the Board attended at least 75% of the meetings of the Board and of the committees of the Board of which he is a member.

Director Compensation

Directors who are officers of the Company do not receive any additional compensation for their services as a director. Non-employee directors do not receive a separate fee for attending Board or committee meetings, but are reimbursed for expenses incurred in attending Board or committee meetings and while representing the Company in conducting certain business. Prior to October 2000, individuals who first became non-employee Board members, at the time of commencement of Board service, received a grant of options to purchase 40,000 shares (25,000 shares prior to May 1997) pursuant to the automatic option grant program under the Company’s 1991 Stock Option Plan. At the fourth anniversary of the original option grant, and on each successive fourth anniversary thereafter, each non-employee director was automatically issued an additional option to purchase 40,000 shares. In October 2000 the Board amended the plan to provide for each non-employee director to receive automatic grants of options to purchase 10,000 shares annually, beginning in the year their next respective fourth anniversary of their last grant occurs. Also, the plan was amended to provide that individuals who first become non-employee Board members receive an initial grant of options to purchase 10,000 shares. Options vest 25% after one year and 1/48 per month thereafter until fully vested after four years.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Mr. Featheringill, Dr. Gee and Mr. Spencer. There are no Compensation Committee interlocks.

EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation paid by the Company during the 2000, 1999, and 1998 fiscal years to the Company’s Chief Executive Officer and each of the Company’s four other most highly compensated executive officers whose annual salary and bonus for the 2000 fiscal year exceeded $100,000 (collectively, the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation				Long-Term Compensation Awards-Securities Underlying Options
		Salary		Bonus	Other Annual Compensation(4)
Charles E. Bugg, Ph.D.	2000	$355,465		$60,000	$8,250	55,000
Chairman and	1999	279,120		80,000	8,000	53,300
Chief Executive Officer	1998	257,232		50,000	3,200	50,000

J. Claude Bennett, M.D.	2000	264,480		0	8,250	37,300
President and Chief Operating	1999	244,232		15,000	0	37,300
Officer	1998	229,248		0	0	45,200

John A. Montgomery, Ph.D.	2000	109,344	(1)	0	5,467	13,500
Senior Vice President, Secretary	1999	192,504		0	5,152	6,500
and Chief Scientific Officer	1998	156,312		0	0	22,100

W. Randall Pittman	2000	189,678		0	8,250	17,000
Chief Financial Officer, Treasurer	1999	1,000	(2)	0	0	45,000
and Assistant Secretary	1998	0		0	0	0

John R. Uhrin	2000	192,168		39,000	8,250	16,000
Vice President, Corporate	1999	177,540		27,000	8,000	16,000
Development	1998	137,500	(3)	0	1,650	70,900

(1)	Dr. Montgomery became a part-time employee beginning January 1, 2000.

(2)	Mr. Pittman joined the Company as a Consultant to the Chief Executive Officer on December 15, 1999, and assumed his current position on January 10, 2000.

(3)	Mr. Uhrin joined the Company in March 1998.

(4)	Represents the Company contribution to the 401(k) Plan.

Employment Agreements

Charles E. Bugg, Ph.D., entered into a new three-year employment agreement with the Company on December 27, 1999 for the years 2000, 2001 and 2002 (the “Bugg Agreement”). Under the terms of the Bugg Agreement, Dr. Bugg will serve as Chairman of the Board of Directors and Chief Executive Officer of the Company. Dr. Bugg will receive annual compensation of $355,465. The Board may, in its discretion, grant other cash or stock bonuses to Dr. Bugg as an award or incentive. Dr. Bugg is also entitled to all employee benefits generally made available to executive officers. Dr. Bugg may, if he desires, also hold positions at UAB, provided that he does not devote more than ten percent of his time to such activities. The term of the Bugg Agreement is for three years unless terminated (i) by the Company for cause or (ii) upon the permanent disability of Dr. Bugg.

Dr. Bugg will receive, on or before the last day of each year during the term of the Bugg Agreement, an additional option to purchase a minimum of 25,000 shares of Common Stock of the Company under the Company’s 1991 Stock Option Plan. The exact number of shares will be determined by the Plan Administrator, which is presently the Compensation Committee, based on Dr. Bugg’s performance and the results of operations of the Company during such year. Dr. Bugg will receive an additional stock option to purchase 100,000 shares of Common Stock under the Company’s 1991 Stock Option Plan upon submission to the FDA of any new drug application by the Company or any licensee of the Company and another additional stock option to purchase 100,000 shares of Common Stock under the Company’s 1991 Stock Option Plan upon the final approval by the FDA of each such new drug application. The exercise price shall be the fair market value of the Company’s Common Stock on the date such additional stock option is granted. These additional stock options will vest 25% one year after the date of issuance and the remaining 75% will vest at the rate of 1/48 per month thereafter.

The options may be exercised immediately in the event of a merger or acquisition of the Company. The options may be exercised within 24 months of Dr. Bugg’s death or permanent disability. In the event Dr. Bugg’s employment is terminated for cause he may exercise the options within three months of the date of such termination to the extent such options were exercisable immediately prior to such termination. In the event Dr. Bugg’s employment is terminated for a reason other than cause, death or permanent disability, the options then outstanding shall become immediately exercisable in full.

All options granted to Dr. Bugg pursuant to the Bugg Agreement are intended to qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, except to the extent the portion of such options which become exercisable in any year have an aggregate exercise price in excess of $100,000. All options shall expire no later than ten years from the date of grant.

Option Grants in 2000

The following table shows, with respect to the Company’s Named Executive Officers, certain information with respect to option grants in 2000. All of the grants were made under the Company’s 1991 Stock Option Plan. BioCryst has not granted any stock appreciation rights.

Name	Number of Securities Underlying Options Granted	% of Total Options Granted	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
					5%	10%
Charles E. Bugg, Ph.D.	55,000	14.4%	$ 8.88	12/12/2010	$306,979	$777,946

J. Claude Bennett, M.D.	37,300	9.8	8.88	12/12/2010	208,188	527,589

John A. Montgomery, Ph.D.	3,500	0.9	23.75	4/4/2010	52,277	132,480
	10,000	2.6	8.88	12/12/2010	55,814	141,445

W. Randall Pittman	17,000	4.5	8.88	12/12/2010	94,884	240,456

John R. Uhrin	16,000	4.2	8.88	12/12/2010	89,303	226,311

(1)	Amounts represent hypothetical gains that could be achieved for the respective options at the end of the ten-year option term. The assumed 5% and 10% rates of stock appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company’s estimate of the future market price of the Common Stock.

Aggregate Option Exercises in 2000 and Year-end Option Values

The following table shows, with respect to the Company’s Named Executive Officers, the number and value of unexercised options held by the Named Executive Officers as of December 31, 2000.

Name	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options		Values of Securities Underlying Unexercised Options(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Charles E. Bugg, Ph.D.	57,500	$1,050,800	569,364	143,936	$328,906	$11,719

J. Claude Bennett, M.D.	14,106	273,223	156,004	95,690	9,998	7,577

John A. Montgomery, Ph.D.	37,500	975,000	116,172	36,928	53,487	4,926

W. Randall Pittman	0	0	11,250	50,750	0	0

John R. Uhrin	0	0	48,510	54,390	3,684	3,529

(1)	The value realized equals the difference between the option exercise price and the fair market value of BioCryst’s common stock at the time of exercise, multiplied by the number of shares for which the option was exercised.

(2)	Amounts reflect the net values of outstanding stock options computed as the difference between $6.50 per share (the fair market value at December 31, 2000) and the exercise price therefor.

7

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

General

The Company’s compensation program for executive officers is primarily comprised of base salary, periodic bonuses and long-term incentives in the form of stock option grants. Executives also participate in various other benefit plans, including medical, dental, 401(k), life insurance, disability insurance and vacation plans, which are available to all full-time employees of the Company.

Compensation of executive officers of the Company was based upon individual assessments of the amount of compensation required to attract individuals to fill positions with the Company and motivate such individuals to focus on achieving the objectives of the Company. During 1999, the Compensation Committee retained William M. Mercer, Inc. (“Mercer”), an internationally recognized compensation consulting firm, to perform a thorough review of the Company’s executive compensation program. Mercer also reviewed salary levels and employee benefit programs of all other employees of the Company. Mercer compared the Company’s compensation plans, including cash compensation and stock option grants, to those of a peer group of 21 publicly traded companies in the biotechnology and biopharmaceutical industries. The Compensation Committee used the results of the 1999 Mercer study and information from the Biotechnology Compensation Survey Report 2000 prepared by Radford Associates as factors in determining the appropriateness of executive compensation levels.

The Company strongly believes in tying executive and employee rewards directly to the long-term success of the Company and increases in stockholder value through grants of stock options. The Company also believes that the grant of stock options should be reflective of the Company’s success in meeting objectives established for the Company by the Board and each individual officer’s ability to effect, and contribution toward meeting such objectives. The stock options awarded to the Company’s executive officers in 2000 were based on a subjective evaluation by the Compensation Committee of the Company’s achievement of objectives for 2000, including, without limitation, working collaboratively with the Company’s licensee to develop our influenza neuraminidase inhibitor, making progress with respect to its clinical and basic research projects, each individual officer’s contribution to the Company’s achievements of its objectives and the Compensation Committee’s subjective determination of the appropriate level of stock options for persons holding the officer’s position with the Company. No specific relative weight was assigned to any of the factors considered.

Chief Executive Officer

Charles E. Bugg, Ph.D., entered into a new three-year employment agreement with the Company on December 27, 1999 for the years 2000, 2001 and 2002 (the “Bugg Agreement”). Under the terms of the Bugg Agreement, Dr. Bugg will serve as Chairman of the Board of Directors and Chief Executive Officer of the Company. Dr. Bugg will receive annual compensation of $355,465. The Board may, in its discretion, grant other cash or stock bonuses to Dr. Bugg as an award or incentive. Dr. Bugg was given a bonus of $60,000 for 2000. Dr. Bugg is also entitled to all employee benefits generally made available to executive officers. Dr. Bugg may, if he desires, also hold positions at UAB, provided that he does not devote more than ten percent of his time to such activities. The term of the Bugg Agreement is for three years unless terminated (i) by the Company for cause or (ii) upon the permanent disability of Dr. Bugg.

Dr. Bugg will receive, on or before the last day of each year during the term of the Bugg Agreement, an additional option to purchase a minimum of 25,000 shares of Common Stock of the Company under the Company’s 1991 Stock Option Plan. The exact number of shares will be determined by the plan administrator, which is presently the Compensation Committee, based on Dr. Bugg’s performance and the results of operations of the Company during such year. Under the Bugg Agreement and his previous employment agreement, Dr. Bugg received options to purchase 55,000 shares of Common Stock at the end of 2000, 53,300 shares of Common Stock at the end of 1999, and 50,000 shares of Common Stock at the end of 1998. In assessing the performance of the Company and Dr. Bugg in determining the number of options to be granted under his contract for 2000, the Compensation Committee relied solely on a subjective evaluation of the Company’s progress with respect to its research projects and Dr. Bugg’s contribution toward these results. No specific criteria were utilized in evaluating such performance, however, and no relative weight was assigned to any specific factors considered. The Compensation Committee did not consider the amount of options held by Dr. Bugg in determining the amount of options to be awarded to him for 2000 under his contract. Such review in 2000 resulted in the Compensation Committee granting Dr. Bugg an option to purchase 55,000 shares of Common Stock at $8.88 per share, the fair market value on the date of the grant.

Section 162(m)

The Compensation Committee has reviewed all compensation programs for compliance with Section 162(m) of the Internal Revenue Code. Currently, options granted by this Committee are exempt from the $1 million limit on deductibility of executive compensation under the rules.

This report is submitted by the Compensation Committee, consisting of William W. Featheringill (Chairman), Edwin A. Gee, Ph.D., and William M. Spencer, III.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three independent directors, and is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the financial statements in the Annual Report on Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee also considered the compatibility of nonaudit services with the auditors’ independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Committee and the Board have also approved the selection of Ernst & Young LLP as the Company’s independent auditors.

This report is submitted by the Audit Committee, consisting of William W. Featheringill (Chairman), Edwin A. Gee, Ph.D., and William M. Spencer, III.

Audit and Audit-Related Fees

The aggregate fees billed by Ernst & Young LLP for the audit of BioCryst’s consolidated financial statements for the year ended December 31, 2000 were $49,100, and other audit related fees were $6,800.

Financial Information System Design and Implementation Fees

There were no fees billed by Ernst & Young LLP during the year 2000 for financial information system design and implementation.

All Other Fees

Other non-audit services billed to the Company by Ernst & Young LLP were an aggregate of $12,500. The Audit Committee, in conducting its review of auditor independence, considered whether the performance of services by the independent accountants in addition to their audit services was compatible with maintaining the independence of Ernst & Young LLP as auditors.

	Beginning Investment 12/31/95	Investment At 12/31/96	Investment at 12/31/97	Investment at 12/31/98	Investment at 12/31/99	Investment at 12/31/00
BioCryst Pharmaceuticals, Inc.	$100.00	$177.03	$ 75.68	$ 75.68	$318.92	$ 71.62
The Nasdaq Stock Market	100.00	123.04	150.69	212.51	394.94	237.68
Nasdaq Pharmaceutical Stocks	100.00	100.13	103.19	130.98	246.87	307.90

The Performance Graph for BioCryst measures the change in a $100 investment in the Company’s common stock based on a price of $9.25 on December 31, 1995 and its month-end closing price thereafter. BioCryst’s relative performance is then compared with the CRSP Total Return Indexes for The Nasdaq Stock Market (US) and Nasdaq Pharmaceutical Stocks.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock as of March 20, 2001 by (i) each director, (ii) each of the Named Executive Officers, (iii) all directors and executive officers of the Company as a group and (iv) each person known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock:

Name and Address	Amount and Nature of Beneficial Ownership (1)		Percent of Class
William W. Featheringill	2,781,505	(2)	15.9%
100 Brookwood Place, #410
Birmingham, Alabama 35209

BVF Partners, LP	1,535,500		8.8
227 West Monroe Street
Suite 4800
Chicago, Illinois 60606

Johnson & Johnson Development Corporation	918,836	(3)	5.2
One Johnson & Johnson Plaza
New Brunswick, NJ 08933

Charles E. Bugg, Ph.D.	688,805	(4)	3.9

William M. Spencer, III	565,192	(5)	3.2

Joseph H. Sherrill, Jr	449,833	(6)	2.6

John A. Montgomery, Ph.D.	176,858	(7)	1.0

J. Claude Bennett, M.D.	176,099	(8)	1.0

Randolph C. Steer, M.D., Ph.D.	102,532	(9)	*

Zola P. Horovitz, Ph.D.	57,083	(10)	*

John R. Uhrin	58,374	(11)	*

Edwin A. Gee, Ph.D.	38,332	(10)	*

W. Randall Pittman	16,766	(12)	*

All executive officers and directors as a group (11 persons)	5,111,379	(13)	29.1

(*)	Less than one percent.

(1)	Gives effect to the shares of Common Stock issuable within 60 days after March 20, 2001 upon the exercise of all options and other rights beneficially held by the indicated stockholder on that date.

(2)	Includes 941,200 shares held by a partnership of which he is a beneficial owner and 50,833 shares issuable upon exercise of stock options.

(3)	Johnson & Johnson Development Corporation is a wholly owned subsidiary of Johnson & Johnson and shares investment and voting power with Johnson & Johnson.

(4)	Includes 73,138 shares held by a partnership of which he is a beneficial owner and 583,632 shares issuable upon exercise of stock options.

(5)	Includes 57,083 shares issuable upon exercise of stock options and 10,000 shares held by Mr. Spencer’s spouse. Mr. Spencer disclaims beneficial ownership of the 10,000 shares held by his spouse.

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(6)	Includes 348,000 shares held in a Flint Trust for his benefit by his father who serves as trustee with investment and voting power, 50,833 shares issuable upon exercise of stock options, 10,000 shares which Mr. Sherrill holds jointly with his spouse, 1,000 shares held by Mr. Sherrill’s son and 10,000 shares held by Mr. Sherrill’s spouse. Mr. Sherrill disclaims beneficial ownership of the 11,000 shares held by his spouse and son.

(7)	Includes 120,273 shares issuable upon exercise of stock options and 9,800 shares held by Dr. Montgomery's spouse. Dr. Montgomery disclaims beneficial ownership of the 9,800 shares held by his spouse.

(8)	Includes 163,348 shares issuable upon exercise of stock options.

(9)	Includes 88,332 shares issuable upon exercise of stock options.

(10)	Represents shares issuable upon exercise of stock options.

(11)	Includes 53,940 shares issuable upon exercise of stock options.

(12)	Includes 14,062 shares issuable upon exercise of stock options.

(13)	See Notes (1) through (12).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”) requires the Company’s officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities (collectively, “Reporting Persons”), to file reports of ownership with the Securities and Exchange Commission. Reporting Persons are required by the Act regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain Reporting Persons that no Form 5s were required for those persons, the Company believes that during 2000 its Reporting Persons were in compliance with all applicable filing requirements, except that William W. Featheringill filed one Form 4 late (which filing requirement resulted from three transactions effecting changes in the form of beneficial ownership by Mr. Featheringill).

CERTAIN TRANSACTIONS

Dr. Bugg, an executive officer and Director of the Company, is a Professor Emeritus of UAB and is paid an annual stipend of $8,040 by UAB. The Company paid $532,124 to UAB in 2000 for royalties, conducting certain clinical trials, research and data input.

Dr. Montgomery, an executive officer and Director of the Company, is a former executive officer of SRI. The Company paid $83,403 to SRI in 2000 for certain research, laboratory rental and supplies. Dr. Montgomery is currently a Distinguished Scientist at SRI and was paid $3,127 by SRI in 2000 for various consulting services unrelated to the services performed by SRI for the Company.

Johnson & Johnson Development Corporation owns 918,836 shares of our common stock, which represents 5.2% of our common stock. Johnson & Johnson Development Corporation, the R.W. Johnson Pharmaceutical Research Institute (“RWJPRI”) and Ortho-McNeil are all Johnson & Johnson companies. In September 1998, the Company entered into an exclusive worldwide license agreement with RWJPRI and Ortho-McNeil to develop and market our proprietary influenza neuraminidase inhibitors. The Company received an initial $6.0 million payment from Ortho-McNeil and an additional $6.0 million common stock equity investment from Johnson & Johnson Development Corporation. In June 1999, we received a $2.0 million milestone payment from Ortho-McNeil in connection with the initiation of Phase II clinical testing in the United States and, in February 2000, the Company received a $4.0 million milestone payment from RWJPRI in connection with the initiation of Phase III clinical testing. The Company also received $787,865 in 2000, $499,680 in 1999 and $367,625 in 1998 for various projects the Company performed for RWJPRI. In addition, the Company may receive cash payments upon achievement of specified developmental and regulatory milestones and royalties on product sales, if any. RWJPRI is responsible for research and development, including expenses. Ortho-McNeil will market products approved by the Food and Drug Administration for marketing in the United States, if any. Other Johnson & Johnson companies, including Janssen-Cilag, will market products approved for marketing outside the United States, if any. The agreement is subject to termination by RWJPRI and Ortho-McNeil at any time upon four months notice and by the Company in certain circumstances.

INDEPENDENT AUDITORS

The principal independent public accounting firm used by the Company during the fiscal year ended December 31, 2000 was Ernst & Young LLP. It is currently anticipated that Ernst & Young LLP will be retained as the principal accounting firm to be used by the Company throughout the fiscal year ending December 31, 2001. The Company anticipates that a representative of Ernst & Young LLP will attend the Meeting for the purpose of responding to appropriate questions. At the Meeting, this representative will be afforded an opportunity to make a statement if he or she so desires.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Company’s 2002 Annual Meeting of Stockholders must be received by the Company by December 5, 2001 to be considered for inclusion in the Company’s proxy statement relating to such meeting.

A stockholder must notify the Company before February 18, 2002 of a proposal for the 2002 Annual Meeting which the stockholder intends to present other than by inclusion in the Company’s proxy material. If the Company does not receive such notice prior to February 18, 2002, proxies solicited by the Board of Directors of the Company will confer discretionary authority upon the proxies for the Board of Directors of the Company to vote upon any such matter.

OTHER MATTERS

Management does not intend to present to the Meeting any matters other than those previously mentioned herein and does not presently know of any matters that will be presented by other parties. If other matters should properly come before the Meeting it is intended that the holders of the proxies will act in respect thereto and in accordance with their best judgment.

GENERAL INFORMATION

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2000 was mailed with this Proxy Statement. If you did not receive a copy, you may obtain one without charge from W. Randall Pittman, the Chief Financial Officer of the Company.

BY ORDER OF THE BOARD OF DIRECTORS John A. Montgomery, Ph.D., Secretary

Birmingham, Alabama April 4, 2001 14

Appendix A –Audit Committee Charter

AUDIT COMMITTEE CHARTER

BIOCRYST PHARMACEUTICALS, INC.

Organization

The Audit Committee of the Board of Directors shall be comprised of at least three Directors who are independent of management and the Company. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. All Audit Committee members will be financially literate, and at least one member will have financial management expertise.

Statement of Policy

The Audit Committee shall provide assistance to the Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Directors, the independent auditors, and the financial management of the Company.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

•	Obtain the full Board of Directors’approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).

•	Review and recommend to the Directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

•	Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, as the shareholders’representatives, who have the ultimate authority in deciding to engage, evaluate, and, if appropriate, terminate their services.

•	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor’s compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Committee periodically should review Company policy statements to determine their adherence to the appropriate professional ethical standards.

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•	Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

•	Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

•	Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the Committee by the auditors. The Chair of the Committee may represent the entire Committee for purposes of this review.

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the Committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization’s accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

•	Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’evaluation of the Company’s financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Review accounting and financial human resources and succession planning within the Company.

•	Report the results of the annual audit to the Board of Directors. If requested by the Board, invite the independent auditors to attend the full Board of Directors meeting to assist in reporting the results of the annual audit or to answer other Directors’questions (alternatively, the other Directors, particularly the other independent Directors, may be invited to attend the Audit Committee meeting during which the results of the annual audit are reviewed).

•	On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the Board of Directors take, appropriate action to ensure the continuing independence of the auditors.

•	Review the report of the Audit Committee in the annual report to shareholders and the annual report on Form 10-K disclosing whether or not the Committee had reviewed and discussed with management and the independent auditors, as well as discussed within the Committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In addition, disclose the Committee’s conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Committee meeting with, the Board of Directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

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•	Review the Company’s disclosure in the proxy statement for its annual meeting of shareholders that describes the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.

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                         BIOCRYST PHARMACEUTICALS, INC.

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- MAY 17, 2001

               (This Proxy is Solicited by the Board of Directors)

     The  undersigned  stockholder  of  BioCryst  Pharmaceuticals,  Inc.  hereby appoints  Charles E. Bugg and John A.  Montgomery,  and each of them,  with full power of substitution, proxies to vote the shares of stock which the undersigned could  vote if  personally  present at the Annual  Meeting  of  Stockholders  of
BioCryst  Pharmaceuticals,  Inc., to be held at The Harbert Center,  2019 Fourth
Avenue  North,  Birmingham,  Alabama,  on May 17,  2001,  at 3:00 P.M.,  Central
Daylight Time, or any adjournment thereof.

                         (To be Signed on Reverse Side)

--------------------------------------------------------------------------------

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                         BIOCRYST PHARMACEUTICALS, INC.

                                  May 17, 2001

                Please Detach and Mail in the Envelope Provided

A  [X] Please mark your
       votes as in this
       example.

                   FOR all nominees at       WITHHOLD authority
                    right (except as          to vote for all
                       marked to             nominees at right
                     the contrary)
1. ELECTION               [ ]                      [ ]       THE BOARD OF DIRECTORS
   OF                                                        RECOMMENDS A VOTE FOR ALL THE
   DIRECTORS                                                 NOMINEES FOR DIRECTOR.
   (for terms as described  in the Proxy  Statement of the
   Company relating to the 2000 Annual Meeting (the "Proxy   Nominees: Charles E. Bugg, Ph.D.
   Statement")).                                                       John A. Montgomery, Ph.D.
                                                                       Edwin A. Gee, Ph.D.

INSTRUCTION: To withhold authority for any individual nominee write that nominee's name in the space provided below.

__________________________________________

2.   In their discretion, upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE
PERSONS NOMINATED BY MANAGEMENT AS DIRECTORS.

SIGNATURE ____________________  DATE __________  SIGNATURE ____________________  DATE __________

Note: Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title, and if more than one, all should sign. If a stockholder is a corporation, please sign full corporate name by an authorized officer.